Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(74,088)
Unrealized Gain (Loss) on Market Value of Futures	(489,065)
Dividend Income	59
Interest Income	183
Total Income (Loss)	$(562,911)

Expenses
General Partner Management Fees	$2,306
Professional Fees	6,810
Brokerage Commissions	466
Non-interested Directors' Fees and Expenses	31
Prepaid Insurance Expense	26
NYMEX License Fee	58
SEC & FINRA Registration Expense	600
Total Expenses	10,297
Expense Waiver	(7,414)
Net Expenses	$2,883
Net Income (Loss)	$(565,794)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/15	$5,143,024
Net Income (Loss)	(565,794)

Net Asset Value End of Month	$4,577,230
Net Asset Value Per Share (250,000 Shares)	$18.31

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612